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                                   EXHIBIT 5.1

                         TESTA, HURWITZ & THIBEAULT, LLP

                         -------------------------------
                                ATTORNEYS AT LAW

                       High Street Tower, 125 High Street

                           Boston, Massachusetts 02110

Office:  (617) 248-7000                                     Fax:  (617) 248-7100

                                February 14, 2001

Candela Corporation
530 Boston Post Road
Wayland, Massachusetts  01778

         Re: Registration Statement on Form S-8 relating to the Amended and Restated 1998 Stock Plan (the "1998 Plan") of Candela Corporation
                  ---------------------------------------------------------

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Candela Corporation (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of five hundred thousand (500,000) shares of Common Stock, par value $.01 per share, of the Company issuable pursuant to the 1998 Plan (the "Shares").

         We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Certificate of Incorporation and By-Laws of the Company, the 1998 Plan, the minute books of the Company, a specimen of the form of certificate evidencing the Shares and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdictions other then the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

         Based on the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the 1998 Plan will be, upon receipt of the consideration provided for in the Plan, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan and the option agreement evidencing the options pursuant to which such Shares are issued.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP